Exhibit 99.1

Global. Connected. Sustainable.

2Q
20

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Second Quarter 2020

Financial Supplement
Corporate Information	Second Quarter 2020

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2020, the company’s 280 data centers, including 43 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 34.0 million square feet, excluding approximately 6.0 million square feet of space under active development and 2.2 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Executive Vice President, Global Sales & Marketing: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

Bank of America
Argus Research	Merrill Lynch	Barclays	BMO Capital Markets	Berenberg
Jacob Kilstein	Michael Funk	Tim Long	Ari Klein	Nate Crossett
(646) 747-5447	(646) 855-5664	(212) 526-4043	(212) 885-4103	(646) 949-9030

Citigroup	Cowen & Company	Credit Suisse	Edward Jones	Green Street Advisors
Michael Rollins	Colby Synesael	Sami Badri	Kyle Sanders	David Guarino
(212) 816-1116	(646) 562-1355	(212) 538-1727	(314) 515-0198	(949) 640-8780

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Eric Luebchow	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2020

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19
High price	$158.36	$143.61	$136.32	$130.10	$125.19
Low price	$127.12	$105.00	$112.32	$110.84	$111.90
Closing price, end of quarter	$142.11	$138.91	$119.74	$129.81	$117.79
Average daily trading volume	2,483,290	3,631,748	1,624,959	1,155,865	1,099,390
Indicated dividend per common share (1)	$4.48	$4.48	$4.32	$4.32	$4.32
Closing annual dividend yield, end of quarter	3.2%	3.2%	3.6%	3.3%	3.7%
Shares and units outstanding, end of quarter (2)	276,686,892	272,068,948	217,743,913	217,727,225	217,694,587
Closing market value of shares and units outstanding (3)	$39,319,974	$37,793,099	$26,072,656	$28,263,171	$25,642,246

(1)	On an annualized basis.
(2)	As of June 30, 2020, the total number of shares and units includes 268,399,073 shares of common stock, 6,294,091 common units held by third parties and 1,993,728 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2020	Second Quarter 2020

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	268,399,073	97.0%
Third-Party Unitholders	6,294,091	2.3%
Directors, Officers and Others (3)	1,993,728	0.7%
Total	276,686,892	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 268,399,073 general partnership common units, 6,294,091 common units held by third parties and 1,993,728 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2020

Shares and Units at End of Quarter	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19
Common shares outstanding	268,399,073	263,595,562	208,900,758	208,583,244	208,324,538
Common units outstanding	8,287,819	8,473,386	8,843,155	9,143,981	9,370,049
Total Shares and Partnership Units	276,686,892	272,068,948	217,743,913	217,727,225	217,694,587

Enterprise Value
Market value of common equity (1)	$39,319,974	$37,793,099	$26,072,656	$28,263,171	$25,642,246
Liquidation value of preferred equity	1,456,250	1,456,250	1,456,250	1,111,250	1,111,250
Total debt at balance sheet carrying value	12,371,621	12,251,332	10,122,448	10,924,035	10,842,578
Total Enterprise Value	$53,147,845	$51,500,681	$37,651,354	$40,298,456	$37,596,074
Total debt / total enterprise value	23.3%	23.8%	26.9%	27.1%	28.8%
Debt-plus-preferred-to-total-enterprise-value	26.0%	26.6%	30.8%	29.9%	31.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$24,566,041	$23,883,615	$20,053,853	$19,240,336	$20,141,190
Total Assets	33,862,636	33,113,300	23,068,131	23,172,765	23,430,091
Total Liabilities	16,139,403	15,896,733	12,418,566	12,942,820	12,939,027

Selected Operating Data
Total operating revenues	$992,995	$823,337	$787,463	$806,466	$800,797
Total operating expenses	840,184	723,288	648,530	641,699	651,825
Interest expense	79,874	85,800	80,880	84,574	86,051
Net income	75,978	228,698	349,326	67,574	61,324
Net income available to common stockholders	53,676	202,859	315,577	49,827	31,738

Financial Ratios
EBITDA (2)	$494,205	$587,930	$669,734	$431,311	$433,890
Adjusted EBITDA (3)	558,690	482,093	475,366	484,160	478,775
Net Debt to Adjusted EBITDA (4)	5.7x	6.6x	5.7x	6.0x	6.0x
GAAP interest expense	79,874	85,800	80,880	84,574	86,051
Fixed charges (5)	114,219	117,560	111,674	111,343	112,373
Interest coverage ratio (6)	5.6x	4.6x	4.7x	4.7x	4.6x
Fixed charge coverage ratio (7)	4.6x	3.8x	3.9x	4.0x	4.0x

Profitability Measures
Net income per common share - basic	$0.20	$0.91	$1.51	$0.24	$0.15
Net income per common share - diluted	$0.20	$0.90	$1.50	$0.24	$0.15
Funds from operations (FFO) / diluted share and unit (8)	$1.49	$0.91	$1.62	$1.59	$1.53
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.54	$1.53	$1.62	$1.67	$1.64
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.50	$1.44	$1.41	$1.48	$1.50
Dividends per share and common unit	$1.12	$1.12	$1.08	$1.08	$1.08
Diluted FFO payout ratio (8) (10)	75.3%	122.8%	66.8%	67.7%	70.7%
Diluted Core FFO payout ratio (8) (11)	72.7%	73.2%	66.7%	64.7%	65.9%
Diluted AFFO payout ratio (9) (12)	74.5%	78.0%	76.6%	72.9%	71.8%

Portfolio Statistics
Buildings (13)	292	226	225	223	232
Data Centers (13)	280	213	213	211	220
Cross-connects (14)	160,000	91,600	81,000	80,400	79,700
Net rentable square feet, excluding development space (13)	34,014,743	29,751,501	29,031,962	28,802,763	29,871,498
Occupancy at end of quarter (15)	85.7%	87.2%	86.8%	87.4%	87.8%
Occupied square footage (13)	29,137,446	25,955,208	25,197,701	25,168,859	26,231,209
Space under active development (16)	6,020,444	4,315,469	4,471,083	3,592,750	3,296,821
Space held for development (17)	2,234,248	1,676,219	1,758,489	2,267,926	2,005,804
Weighted average remaining lease term (years) (18)	4.8	5.1	5.2	5.3	5.3
Same-capital occupancy at end of quarter (15) (19)	87.1%	86.9%	86.7%	87.6%	88.6%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2020

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents, divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Second Quarter 2020

DIGITAL REALTY REPORTS SECOND QUARTER 2020 RESULTS

San Francisco, CA — July 30, 2020 — Digital Realty (NYSE: DLR), a leading global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2020. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

●	Reported net income available to common stockholders of $0.20 per share in 2Q20, compared to $0.15 in 2Q19
●	Reported FFO per share of $1.49 in 2Q20, compared to $1.53 in 2Q19
●	Reported core FFO per share of $1.54 in 2Q20, compared to $1.64 in 2Q19
●	Signed total bookings during 2Q20 expected to generate $144 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection
●	Raised 2020 core FFO per share outlook from $5.90-$6.10 to $6.00-$6.10

Financial Results

Digital Realty reported revenues for the second quarter of 2020 of $993 million, a 21% increase from the previous quarter and a 24% increase from the same quarter last year.

The company delivered second quarter of 2020 net income of $76 million, and net income available to common stockholders of $54 million, or $0.20 per diluted share, compared to $0.90 per diluted share in the previous quarter and $0.15 per diluted share in the same quarter last year.

Digital Realty generated second quarter of 2020 adjusted EBITDA of $559 million, a 16% increase from the previous quarter and a 17% increase over the same quarter last year.

The company reported second quarter of 2020 funds from operations of $415 million, or $1.49 per share, compared to $0.91 per share in the previous quarter and $1.53 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered second quarter of 2020 core FFO per share of $1.54, a 1% increase from $1.53 per share in the previous quarter, and a 6% decrease from $1.64 per share in the same quarter last year.

Leasing Activity

In the second quarter, Digital Realty signed total bookings expected to generate $144 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection and an $18 million contribution from the combination with Interxion, which was completed on March 12, 2020.

“I’m incredibly proud of the way the Digital Realty team has come together during the difficult circumstances of the past several months to maintain steadfast support for our customers around the world, prioritizing health and safety while maintaining service levels,” said Digital Realty Chief Executive Officer A. William Stein. “We continued to seed investments to support our customers’ future growth across the Americas, APAC and EMEA, while delivering record current-period bookings, demonstrating the power of our global platform as well as the resiliency of our business. Looking ahead, we are well positioned to continue to deliver sustainable growth for customers, shareholders and employees, into the second half of 2020 and beyond.”

The weighted-average lag between leases signed during the second quarter of 2020 and the contractual commencement date was seven months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $169 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2020 rolled down 2.8% on a cash basis and up 7.2% on a GAAP basis.

Digital Realty Trust
Earnings Release	Second Quarter 2020

New leases signed during the second quarter of 2020 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$11,645	59,770	$195	4.5	$214
> 1 MW	78,711	668,092	118	70.6	93
Other (1)	17,376	532,078	33	—	—
Total	$107,733	1,259,940	$86	75.1	$100

Europe (2)
0-1 MW	$9,898	40,469	$245	3.2	$260
> 1 MW	11,237	111,474	101	9.6	98
Other (1)	108	927	116	—	—
Total	$21,243	152,870	$139	12.8	$138

Asia Pacific (2)
0-1 MW	$617	2,891	$213	0.2	$266
> 1 MW	2,433	10,024	243	1.2	167
Other (1)	—	—	—	—	—
Total	$3,050	12,915	$236	1.4	$180

All Regions (2)
0-1 MW	$22,160	103,130	$215	7.9	$234
> 1 MW	92,382	789,590	117	81.4	95
Other (1)	17,484	533,005	33	—	—
Total	$132,026	1,425,725	$93	89.3	$107

Interconnection	$11,775	N/A	N/A	N/A	N/A

Grand Total	$143,800	1,425,725	$93	89.3	$107

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended June 30, 2020.

Investment Activity

During the second quarter of 2020, Interxion, a leading European provider of carrier- and cloud-neutral colocation data center solutions and a Digital Realty company, acquired a 3.6-acre land parcel in Madrid, Spain for approximately €33 million, or $37 million. The land parcel is less than one kilometer from Interxion’s existing campus in Madrid. Upon completion, the new facility is expected to support up to 34 megawatts of critical IT capacity and will encompass more than 375,000 square feet. Commencement of development will be subject to market demand, and delivery will be phased to meet future customer growth requirements.

Subsequent to quarter-end, Interxion acquired the freehold to the land under its Hanauer Landstraße campus in Frankfurt for €185 million, or approximately $209 million. The site includes nine Interxion data centers previously subject to leasehold agreements with approximately nine years of remaining lease term, along with Interxion’s German headquarters office as well as several buildings currently leased to other customers. Interxion now owns the freehold to all 15 data centers on its Frankfurt campus.

Separately, Interxion reached an agreement to acquire an expansion parcel within approximately one kilometre of the Hanauer Landstraße campus for €177 million, or approximately $200 million. The expansion parcel totals 107,000 square metres that will support the development of up to 180 megawatts of additional IT capacity and will be fully connected to the existing campus. The purchase is expected to close in two stages, with final transfer of ownership in early 2021.

Subsequent to quarter-end, Digital Realty closed on the sale of a property in Gronigen, the Netherlands for €20 million, or $22 million. The property is expected to generate 2020 cash net operating income of approximately €1.3 million, or $1.5 million, representing a 6.7% cap rate.

Digital Realty Trust
Earnings Release	Second Quarter 2020

Balance Sheet

Digital Realty completed the following financing transactions during the second quarter of 2020.

◾	In mid-June, Digital Realty closed an offering of €500 million, or approximately $565 million, of 1.250% Euro-denominated notes due 2031.
◾	Likewise in mid-June, Digital Realty liquidated a portion of its stake in Megaport with the sale of 7.7 million shares at a weighted average price of A$13.36 generating gross proceeds of A$103 million, or approximately $70 million.
◾	During the second quarter of 2020, Digital Realty issued 4.5 million shares of common stock under the company’s at-the-market equity offering program at a weighted average price of $142.43 per share, generating gross proceeds of approximately $645 million.
◾	Subsequent to quarter-end, Digital Realty announced its intent to redeem all $300 million of its outstanding 3.625% notes due 2022 as well as all $500 million of its outstanding 3.950% notes due 2022.

Digital Realty had approximately $12.4 billion of total debt outstanding as of June 30, 2020, comprised of $12.1 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the second quarter of 2020, net debt-to-adjusted EBITDA was 5.7x, debt plus-preferred-to-total enterprise value was 26.0% and fixed charge coverage was 4.6x. Pro forma for settlement of the $1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.2x and fixed charge coverage was 4.9x.

COVID-19

Throughout the COVID-19 global pandemic, Digital Realty’s data centers around the world have remained fully operational in accordance with business continuity and pandemic response plans, prioritizing the health and safety of employees, customers and partners while ensuring service levels are maintained. Digital Realty data centers have been deemed essential operations, allowing for critical personnel to remain in place and continue to provide services and support for customers. Construction activity has been somewhat delayed in a few markets due to government restrictions in certain locations and/or limited availability of labor. In some instances, these delays have impacted scheduled delivery dates. We are monitoring the situation closely and remain in frequent communication with customers, contractors and suppliers. We have proactively managed our supply chain, and we believe we have acquired the vast majority of the equipment needed to complete our 2020 development activities. We believe we have ample liquidity to fund our business needs, given the $1 billion available upon physical settlement of the forward equity offering as well as the $505 million of cash on the balance sheet and $2.5 billion of availability under our global revolving credit facilities as of June 30, 2020. While we have not experienced any significant business disruptions from the COVID-19 pandemic to date, we cannot predict what impact the COVID-19 pandemic may have on our future financial condition, results of operations or cash flows due to numerous uncertainties.

Digital Realty Trust
Earnings Release	Second Quarter 2020

2020 Outlook

Digital Realty raised its 2020 core FFO per share outlook from $5.90-$6.10 to $6.00-$6.10. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	May 7, 2020	July 30, 2020
Total revenue	$3.725 - $3.825 billion	$3.775 - $3.825 billion
Net non-cash rent adjustments (1)	($20 - $30 million)	($20 - $30 million)
Adjusted EBITDA	$2.075 - $2.125 billion	$2.100 - $2.125 billion
G&A	$320 - $330 million	$320 - $330 million

Internal Growth
Rental rates on renewal leases
Cash basis	Down low single-digits	Down low single-digits
GAAP basis	Unchanged	Unchanged
Year-end portfolio occupancy (2)	85.0% - 86.0%	85.0% - 86.0%
"Same-capital" cash NOI growth (3)	(2.5%) - (3.5%)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.20 - $1.25
U.S. Dollar / Euro	$1.05 - $1.10	$1.05 - $1.15

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion	$0.6 - $1.0 billion
Cap rate	0.0% - 12.0%	0.0% - 12.0%
Development
CapEx (4)	$1.9 - $2.2 billion	$1.9 - $2.2 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (5)	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (6)	$220 - $230 million	$220 - $230 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.9 billion	$2.5 billion
Pricing	1.00%	1.00% - 1.25%
Timing	Early 2020	Early-to-mid 2020

Net income per diluted share	$1.60 - $1.75	$1.20 - $1.25
Real estate depreciation and (gain) / loss on sale	$3.50 - $3.50	$3.90 - $3.90
Funds From Operations / share (NAREIT-Defined)	$5.10 - $5.25	$5.10 - $5.15
Non-core expenses and revenue streams	$0.80 - $0.85	$0.90 - $0.95
Core Funds From Operations / share	$5.90 - $6.10	$6.00 - $6.10
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$5.95 - $6.25	$6.05 - $6.25

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Reflects inclusion of the Interxion portfolio, which was approximately 75% occupied as of June 30, 2020.
(3)	The “same-capital” pool includes properties owned as of December 31, 2018 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2019-2020, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(4)	Includes land acquisitions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Second Quarter 2020

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on July 30, 2020, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s second quarter 2020 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 0396071 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until August 30, 2020. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10145667. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the data center, colocation and interconnection strategies of customers across the Americas, EMEA and APAC, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

John J. Stewart / Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2020

	Three Months Ended					Six Months Ended
	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19
Rental revenues	$698,041	$579,774	$549,733	$564,975	$565,925	$1,277,815	$1,151,349
Tenant reimbursements - Utilities	141,576	113,520	107,518	114,719	106,409	255,096	208,978
Tenant reimbursements - Other	62,630	56,943	59,641	57,466	62,820	119,573	118,688
Interconnection & other	85,428	69,835	65,576	65,312	64,232	155,263	132,400
Fee income	4,353	2,452	4,814	3,994	925	6,805	2,845
Other	967	813	181	—	486	1,780	1,051
Total Operating Revenues	$992,995	$823,337	$787,463	$806,466	$800,797	$1,816,332	$1,615,311

Utilities	$160,173	$129,526	$125,127	$132,565	$123,398	$289,698	$247,732
Rental property operating	172,474	136,182	129,034	126,866	128,634	308,656	259,254
Property taxes	45,071	42,123	42,541	38,255	41,482	87,194	78,797
Insurance	3,370	3,547	3,055	3,103	3,441	6,917	6,432
Depreciation & amortization	349,165	291,457	275,008	286,718	290,562	640,622	602,048
General & administration	90,649	62,266	53,540	49,862	52,318	152,915	104,294
Severance, equity acceleration, and legal expenses	3,642	1,272	1,130	123	665	4,914	2,148
Transaction and integration expenses	15,618	56,801	17,106	4,115	4,210	72,419	6,704
Impairment of investments in real estate	—	—	—	—	—	—	5,351
Other expenses	22	114	1,989	92	7,115	136	12,037
Total Operating Expenses	$840,184	$723,288	$648,530	$641,699	$651,825	$1,563,471	$1,324,797

Operating Income	$152,811	$100,049	$138,933	$164,767	$148,972	$252,861	$290,514

Equity in (loss) earnings of unconsolidated joint ventures	(7,632)	(78,996)	11,157	(19,269)	6,962	(86,628)	16,180
Gain on sale / deconsolidation	—	304,801	267,651	—	—	304,801	67,497
Interest and other income (expense), net	22,163	(3,542)	10,734	16,842	16,980	18,621	38,424
Interest (expense)	(79,874)	(85,800)	(80,880)	(84,574)	(86,051)	(165,674)	(187,603)
Income tax benefit (expense)	(11,490)	(7,182)	1,731	(4,826)	(4,634)	(18,672)	(8,900)
Loss from early extinguishment of debt	—	(632)	—	(5,366)	(20,905)	(632)	(33,791)
Net Income	$75,978	$228,698	$349,326	$67,574	$61,324	$304,677	$182,321

Net (income) loss attributable to noncontrolling interests	(1,147)	(4,684)	(13,042)	(1,077)	(1,156)	(5,831)	(5,341)
Net Income Attributable to Digital Realty Trust, Inc.	$74,831	$224,014	$336,284	$66,497	$60,168	$298,846	$176,980

Preferred stock dividends, including undeclared dividends	(21,155)	(21,155)	(20,707)	(16,670)	(16,670)	(42,310)	(37,613)
Issuance costs associated with redeemed preferred stock	—	—	—	—	(11,760)	—	(11,760)
Net Income Available to Common Stockholders	$53,676	$202,859	$315,577	$49,827	$31,738	$256,536	$127,607

Weighted-average shares outstanding - basic	267,569,823	222,163,324	208,776,355	208,421,470	208,284,407	244,866,574	208,048,207
Weighted-average shares outstanding - diluted	270,744,408	224,474,295	210,286,278	209,801,771	209,435,572	247,576,014	208,894,294
Weighted-average fully diluted shares and units	278,719,109	232,753,630	218,901,078	218,755,597	218,497,318	255,704,473	218,039,658

Net income per share - basic	$0.20	$0.91	$1.51	$0.24	$0.15	$1.05	$0.61
Net income per share - diluted	$0.20	$0.90	$1.50	$0.24	$0.15	$1.04	$0.61

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2020

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19

Net Income Available to Common Stockholders	$53,676	$202,859	$315,577	$49,827	$31,738	$256,535	$127,607
Adjustments:
Non-controlling interest operating partnership	1,400	7,800	13,100	2,300	1,400	9,200	5,700
Real estate related depreciation & amortization (1)	342,334	286,517	271,371	283,090	286,915	628,851	594,779
Unconsolidated JV real estate related depreciation & amortization	17,123	19,923	21,631	13,612	13,623	37,046	17,474
(Gain) on real estate transactions	-	(304,801)	(267,651)	-	-	(304,801)	-
Impairment of investments in real estate	-	-	-	-	-	-	5,351
Funds From Operations	$414,533	$212,298	$354,028	$348,829	$333,676	$626,831	$750,911

Funds From Operations - diluted	$414,533	$212,298	$354,028	$348,829	$333,676	$626,831	$750,911

Weighted-average shares and units outstanding - basic	275,545	230,443	217,391	217,375	217,346	252,995	217,194
Weighted-average shares and units outstanding - diluted (2)	278,719	232,754	218,901	218,756	218,497	255,704	218,040

Funds From Operations per share - basic	$1.50	$0.92	$1.63	$1.60	$1.54	$2.48	$3.46

Funds From Operations per share - diluted (2)	$1.49	$0.91	$1.62	$1.59	$1.53	$2.45	$3.44

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19

Funds From Operations - diluted	$414,533	$212,298	$354,028	$348,829	$333,676	$626,831	$750,911
Termination fees and other non-core revenues (3)	(21,908)	(2,425)	(5,634)	(16,792)	(16,826)	(24,333)	(31,271)
Transaction and integration expenses	15,618	56,801	17,106	4,115	4,210	72,419	6,704
Loss from early extinguishment of debt	-	632	-	5,366	20,905	632	33,791
Issuance costs associated with redeemed preferred stock	-	-	-	-	11,760	-	11,760
Severance, equity acceleration, and legal expenses (4)	3,642	1,272	1,130	123	665	4,914	2,148
(Gain) / Loss on FX revaluation	17,526	81,288	(10,422)	23,136	(4,251)	98,814	5,353
(Gain) on contribution to unconsolidated JV, net of related tax	-	-	-	-	-	-	(58,497)
Other non-core expense adjustments	22	5,509	(1,511)	92	7,115	5,531	12,037
Core Funds From Operations - diluted	$429,433	$355,375	$354,697	$364,869	$357,254	$784,808	$732,936

Weighted-average shares and units outstanding - diluted (2)	278,719	232,754	218,901	218,756	218,497	255,704	218,040

Core Funds From Operations per share - diluted (2)	$1.54	$1.53	$1.62	$1.67	$1.64	$3.07	$3.36

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Six Months Ended
	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19

Depreciation & amortization per income statement	$349,165	$291,457	$275,008	$286,718	$290,562	640,622	602,048
Non-real estate depreciation	(6,831)	(4,940)	(3,637)	(3,628)	(3,647)	(11,771)	(7,269)
Real Estate Related Depreciation & Amortization	$342,334	$286,517	$271,371	$283,090	$286,915	$628,851	$594,779

(2)	For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definition section.
(3)	Includes lease termination fees and certain other adjustments that are not core to our business.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2020

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19

Core FFO available to common stockholders and unitholders	$429,433	$355,375	$354,697	$364,869	$357,254	$784,808	$732,936
Adjustments:
Non-real estate depreciation	6,831	4,940	3,637	3,628	3,647	11,771	7,269
Amortization of deferred financing costs	3,661	4,260	3,064	2,900	2,905	7,921	7,398
Amortization of debt discount/premium	1,011	943	612	466	515	1,954	1,275
Non-cash stock-based compensation expense	15,060	12,153	8,937	8,906	9,468	27,213	17,060
Straight-line rental revenue	(10,928)	(15,404)	(13,994)	(12,764)	(13,033)	(26,332)	(29,013)
Straight-line rental expense	7,373	1,460	(342)	(209)	318	8,833	1,552
Above- and below-market rent amortization	3,794	3,294	4,109	2,824	3,954	7,088	10,163
Deferred tax expense	(150)	(792)	(998)	(1,418)	(979)	(942)	(16,376)
Leasing compensation & internal lease commissions (1)	1,739	2,793	3,646	3,254	4,025	4,532	7,606
Recurring capital expenditures (2)	(38,796)	(34,677)	(54,731)	(48,408)	(39,515)	(73,473)	(77,574)

AFFO available to common stockholders and unitholders (3)	$419,028	$334,345	$308,637	$324,048	$328,559	$753,373	$662,296

Weighted-average shares and units outstanding - basic	275,545	230,443	217,391	217,375	217,346	252,995	217,194
Weighted-average shares and units outstanding - diluted (4)	278,719	232,754	218,901	218,756	218,497	255,704	218,040

AFFO per share - diluted (4)	$1.50	$1.44	$1.41	$1.48	$1.50	$2.95	$3.04

Dividends per share and common unit	$1.12	$1.12	$1.08	$1.08	$1.08	$2.24	$2.16

Diluted AFFO Payout Ratio	74.5%	78.0%	76.6%	72.9%	71.8%	76.0%	71.1%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19

Weighted Average Common Stock and Units Outstanding	275,545	230,443	217,391	217,375	217,346	252,995	217,194
Add: Effect of dilutive securities	3,174	2,311	1,510	1,381	1,151	2,709	846
Weighted Avg. Common Stock and Units Outstanding - diluted	278,719	232,754	218,901	218,756	218,497	255,704	218,040

(1)	The company adopted ASC 842 in the first quarter of 2019.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(4)	For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2020

	30-Jun-20	31-March-20	31-Dec-19	30-Sep-19	30-Jun-19
Assets
Investments in real estate:
Real estate	$20,843,273	$20,477,290	$16,886,592	$16,407,080	$17,324,416
Construction in progress	2,514,324	2,204,869	1,732,555	1,647,130	1,685,056
Land held for future development	175,209	137,447	147,597	150,265	152,368
Investments in real estate	$23,532,806	$22,819,606	$18,766,744	$18,204,475	$19,161,840
Accumulated depreciation and amortization	(4,945,534)	(4,694,713)	(4,536,169)	(4,298,629)	(4,312,357)
Net Investments in Properties	$18,587,272	$18,124,893	$14,230,575	$13,905,846	$14,849,483
Investment in unconsolidated joint ventures	1,033,235	1,064,009	1,287,109	1,035,861	979,350
Net Investments in Real Estate	$19,620,507	$19,188,902	$15,517,684	$14,941,707	$15,828,833

Cash and cash equivalents	$505,174	$246,480	$89,817	$7,190	$33,536
Accounts and other receivables (1)	542,750	527,699	305,501	304,712	320,938
Deferred rent	496,684	484,179	478,744	471,516	491,486
Customer relationship value, deferred leasing costs & other intangibles, net	3,128,140	3,500,588	2,195,324	2,245,017	2,499,564
Acquired above-market leases, net	57,535	66,033	74,815	84,315	94,474
Goodwill	7,791,522	7,466,046	3,363,070	3,338,168	3,353,538
Assets associated with real estate held for sale	10,981	—	229,934	967,527	—
Operating lease right-of-use assets (2)	1,375,427	1,364,621	628,681	634,085	648,952
Other assets	333,916	268,752	184,561	178,528	158,770
Total Assets	$33,862,636	$33,113,300	$23,068,131	$23,172,765	$23,430,091

Liabilities and Equity
Global unsecured revolving credit facilities	$64,492	$603,101	$234,105	$1,833,512	$1,417,675
Unsecured term loans	799,550	771,425	810,219	796,232	807,922
Unsecured senior notes, net of discount	11,268,753	10,637,006	8,973,190	8,189,138	8,511,656
Secured debt, net of premiums	238,826	239,800	104,934	105,153	105,325
Operating lease liabilities (2)	1,451,152	1,431,292	693,539	699,381	714,256
Accounts payable and other accrued liabilities	1,828,288	1,732,318	1,007,761	938,740	984,812
Accrued dividends and distributions	—	—	234,620	—	—
Acquired below-market leases	139,851	145,208	148,774	153,422	183,832
Security deposits and prepaid rent	348,253	336,583	208,724	203,708	213,549
Liabilities associated with assets held for sale	238	—	2,700	23,534	—
Total Liabilities	$16,139,403	$15,896,733	$12,418,566	$12,942,820	$12,939,027

Redeemable non-controlling interests - operating partnership	40,584	40,027	41,465	19,090	17,344

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series I Cumulative Redeemable Preferred Stock (5)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (7)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (8)	334,886	334,886	334,886	—	—
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (9)	2,670	2,622	2,073	2,069	2,067
Additional paid-in capital	19,292,311	18,606,766	11,577,320	11,540,980	11,511,519
Dividends in excess of earnings	(3,386,525)	(3,139,350)	(3,046,579)	(3,136,668)	(2,961,307)
Accumulated other comprehensive (loss), net	(358,349)	(444,222)	(87,922)	(68,625)	(89,588)
Total Stockholders' Equity	$16,984,527	$16,460,236	$9,879,312	$9,437,290	$9,562,225

Noncontrolling Interests
Noncontrolling interest in operating partnership	$633,831	$656,266	$708,163	$732,314	$756,050
Noncontrolling interest in consolidated joint ventures	64,291	60,038	20,625	41,251	155,445

Total Noncontrolling Interests	$698,122	$716,304	$728,788	$773,565	$911,495

Total Equity	$17,682,649	$17,176,540	$10,608,100	$10,210,855	$10,473,720

Total Liabilities and Equity	$33,862,636	$33,113,300	$23,068,131	$23,172,765	$23,430,091

(1)	Net of allowance for doubtful accounts of $18,378 and $13,753 as of June 30, 2020 and December 31, 2019, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.
(4)	Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.
(5)	Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.
(6)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.
(7)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.
(8)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.
(9)	Common Stock: 268,399,073 and 208,900,758 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2020

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$872,845
Campus	1,355,893
Other (4)	199,122
Total Cash NOI, Annualized	$2,427,860
less: Partners' share of consolidated JVs	85
Acquisitions / dispositions / expirations	(29,540)
FY 2020 backlog cash NOI and 2Q20 carry-over (stabilized) (5)	99,001
Total Consolidated Cash NOI, Annualized	$2,497,406

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$108,728

Other Income
Development and Management Fees (net), Annualized	$17,412

Other Assets
Pre-stabilized inventory, at cost (7)	$484,635
Land held for development	175,209
Development CIP (8)	2,514,324
less: Investment associated with FY20 Backlog NOI	(704,408)
Cash and cash equivalents	505,174
Accounts and other receivables, net	542,750
Other assets	333,916
less: Partners' share of consolidated JV assets	(791)
Total Other Assets	$3,850,809

Liabilities
Global unsecured revolving credit facilities	$74,349
Unsecured term loans	801,905
Unsecured senior notes	11,359,060
Secured debt, excluding premiums	239,000
Accounts payable and other accrued liabilities (9)	1,828,288
Security deposits and prepaid rents	348,253
Liabilities associated with assets held for sale	238
Backlog NOI cost to complete (10)	276,021
Preferred stock, at liquidation value	1,456,250
Digital Realty's share of unconsolidated JV debt	558,049
Total Liabilities	$16,941,413

Diluted Shares and Units Outstanding	279,861

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q20 Cash NOI of $2.4 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2020. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes net deferred tax liability of approximately $665.0 million.
(10)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2020

	As of June 30, 2020
		Interest Rate
	Interest	Including
	Rate	Swaps	2020	2021	2022	2023	2024	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facilities - Unhedged	1.060%	1.060%	—	—	—	—	$74,349	—	$74,349
Deferred financing costs, net	-	-	—	—	—	—	—	—	(9,857)
Total Global Unsecured Revolving Credit Facilities	1.060%	1.060%	—	—	—	—	$74,349	—	$64,492

Unsecured Term Loans (1)
Hedged variable rate portion of seven-year term loan	1.185%	2.435%	—	—	—	$300,000	—	—	$300,000
Unhedged variable rate portion of five-year term loan	1.672%	1.672%	—	—	—	—	$429,350	—	429,350
Hedged variable rate portion of five-year term loan	1.524%	1.778%	—	—	—	—	72,555	—	72,555
Deferred financing costs, net	-	-	—	—	—	—	—	—	(2,355)
Total Unsecured Term Loan	1.476%	1.967%	—	—	—	$300,000	$501,905	—	$799,550

Senior Notes
3.950% notes due 2022	3.950%	3.950%	—	—	$500,000	—	—	—	$500,000
3.625% notes due 2022	3.625%	3.625%	—	—	300,000	—	—	—	300,000
0.125% notes due 2022	0.125%	0.125%	—	—	337,020	—	—	—	337,020
2.750% notes due 2023	2.750%	2.750%	—	—	—	$350,000	—	—	350,000
4.750% notes due 2023	4.750%	4.750%	—	—	—	372,030	—	—	372,030
2.625% notes due 2024	2.625%	2.625%	—	—	—	—	$674,040	—	674,040
2.750% notes due 2024	2.750%	2.750%	—	—	—	—	310,025	—	310,025
4.250% notes due 2025	4.250%	4.250%	—	—	—	—	—	$496,040	496,040
0.625% notes due 2025	0.625%	0.625%	—	—	—	—	—	730,210	730,210
4.750% notes due 2025	4.750%	4.750%	—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%	2.500%	—	—	—	—	—	1,207,655	1,207,655
3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
1.125% notes due 2028	1.125%	1.125%	—	—	—	—	—	561,700	561,700
4.450% notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	3.300%	—	—	—	—	—	434,035	434,035
1.500% notes due 2030	1.500%	1.500%	—	—	—	—	—	842,550	842,550
3.750% notes due 2030	3.750%	3.750%	—	—	—	—	—	682,055	682,055
1.250% notes due 2031	1.250%	1.250%	—	—	—	—	—	561,700	561,700
Unamortized discounts	-	-	—	—	—	—	—	—	(28,916)
Deferred financing costs	-	-	—	—	—	—	—	—	(61,391)
Total Senior Notes	2.870%	2.870%	—	—	$1,137,020	$722,030	$984,065	$8,515,945	$11,268,753

Secured Debt
Westin	3.290%	3.290%	—	—	—	—	—	$135,000	$135,000
Secured note due 2023	1.185%	2.122%	—	—	—	$104,000	—	—	104,000
Deferred financing costs	-	-	—	—	—	—	—	—	(174)
Total Secured Debt	2.374%	2.782%	—	—	—	$104,000	—	$135,000	$238,826

Total unhedged variable rate debt	-	-	—	—	—	—	$503,699	—	$503,699
Total fixed rate / hedged variable rate debt	-	-	—	—	$1,137,020	$1,126,030	1,056,620	$8,650,945	11,970,615
Total Debt	2.760%	2.799%	—	—	$1,137,020	$1,126,030	$1,560,319	$8,650,945	$12,474,314

Weighted Average Interest Rate			—	—	2.730%	3.269%	2.274%	2.842%	2.799%

Summary

Weighted Average Term to Initial Maturity									6.2 Years

Weighted Average Maturity (assuming exercise of extension options)									6.2 Years

Global Unsecured Revolving Credit Facility Detail As of June 30, 2020

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,649,129	$2,519,459	$74,349

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $55.3 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2020

	As of June 30, 2020

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	41%	38%	Less than 60% (5)	31%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	251%	276%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	4.7x	4.7x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	5.9x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	37%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	6.5x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the 1.250% notes due 2031.
(3)	Ratios in the table above are based on the indenture which governs the 1.250% notes due 2031.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2020

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-20	30-Jun-19	% Change	31-Mar-20	% Change	30-Jun-20	30-Jun-19	% Change
Rental revenues	$425,649	$439,417	(3.1%)	$422,624	0.7%	$848,274	$875,525	(3.1%)
Tenant reimbursements - Utilities	78,855	84,455	(6.6%)	81,668	(3.4%)	160,524	167,023	(3.9%)
Tenant reimbursements - Other	49,902	48,043	3.9%	45,254	10.3%	95,155	92,865	2.5%
Interconnection & other	55,967	54,351	3.0%	54,827	2.1%	110,794	107,791	2.8%
Total Revenue	$610,373	$626,266	(2.5%)	$604,373	1.0%	$1,214,747	$1,243,204	(2.3%)

Utilities	$92,527	$96,702	(4.3%)	$92,089	0.5%	$184,616	$192,223	(4.0%)
Rental property operating	94,822	97,692	(2.9%)	93,704	1.2%	188,525	192,164	(1.9%)
Property taxes	31,561	29,342	7.6%	30,230	4.4%	61,791	55,298	11.7%
Insurance	2,685	2,725	(1.5%)	3,090	(13.1%)	5,775	5,179	11.5%
Total Expenses	$221,595	$226,461	(2.1%)	$219,113	1.1%	$440,707	$444,864	(0.9%)

Net Operating Income (2)	$388,778	$399,805	(2.8%)	$385,260	0.9%	$774,040	$798,340	(3.0%)
Less:
Stabilized straight-line rent	($2,622)	$6,036	(143.4%)	$135	(2042.2%)	($2,488)	$8,949	(127.8%)
Above- and below-market rent	(2,177)	(4,567)	(52.3%)	(2,327)	(6.4%)	(4,504)	(11,389)	(60.5%)
Cash Net Operating Income (3)	$393,577	$398,336	(1.2%)	$387,452	1.6%	$781,032	$800,780	(2.5%)

Stabilized Portfolio occupancy at period end (4)	87.1%	88.6%	(1.5%)	86.9%	0.2%	87.1%	88.6%	(1.5%)

(1)	Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2020	Second Quarter 2020

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	2Q20	LTM	2Q20	LTM	2Q20	LTM	2Q20	LTM

Annualized GAAP Rent	$22,160	$69,411	$92,382	$231,280	$17,484	$20,356	$132,026	$321,047

Kilowatt leased	7,900	27,215	81,413	197,276	—	—	89,313	224,491
NRSF	103,130	329,615	789,590	1,961,109	533,005	619,080	1,425,725	2,909,804

Weighted Average Lease Term (years)	4.1	4.2	8.7	7.7	14.7	13.8	10.6	8.6

Initial stabilized cash rent per Kilowatt	$229	$212	$92	$97	—	—	$112	$123
GAAP rent per Kilowatt	$234	$213	$94	$98	—	—	$107	$112
Leasing cost per Kilowatt	$25	$22	$24	$18	—	—	$24	$19

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$242	$218	$98	$103	—	—	$112	$123
Rental concessions by Kilowatt	$16	$8	$3	$5	—	—	$4	$5
Estimated operating expense by Kilowatt	$95	$95	$29	$28	—	—	$35	$36

Net rent per Kilowatt	$131	$115	$65	$69	—	—	$74	$81

Tenant improvements by Kilowatt	$0	$1	$2	$1	—	—	$1	$1
Leasing commissions by Kilowatt	$13	$10	$1	$1	—	—	$2	$2

Net effective rent per Kilowatt	$118	$105	$63	$67	—	—	$71	$78

Initial stabilized cash rent per NRSF	$211	$210	$113	$117	$29	$30	$95	$120
GAAP rent per NRSF	$215	$211	$117	$118	$33	$33	$93	$110
Leasing cost per NRSF	$33	$25	$29	$22	$1	$2	$18	$18

Net Effective Economics by NRSF (4)

Base rent by NRSF	$223	$216	$121	$124	$33	$33	$101	$126
Rental concessions by NRSF	$12	$7	$4	$6	$0	$0	$3	$5
Estimated operating expense by NRSF	$66	$59	$30	$28	$0	$1	$21	$26

Net rent per NRSF	$145	$150	$87	$90	$32	$32	$77	$96

Tenant improvements by NRSF	$0	$1	$2	$1	$0	$0	$1	$1
Leasing commissions by NRSF	$12	$10	$1	$2	$0	$0	$1	$2

Net effective rent per NRSF	$132	$140	$84	$87	$32	$32	$74	$92

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended June 30, 2020	Second Quarter 2020

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	2Q20	LTM	2Q20	LTM	2Q20	LTM	2Q20	LTM

Leases renewed (Kilowatt)	32,690	73,657	25,976	112,954	—	—	58,666	186,611
Leases renewed (NRSF)	404,070	1,066,628	316,314	1,269,020	147,202	1,010,769	867,586	3,346,417
Leasing cost per Kilowatt	$1	$1	$1	$2	—	—	$1	$2
Leasing cost per NRSF	$1	$1	$1	$2	$0	$4	$1	$2

Weighted Term (years)	1.5	1.7	12.7	6.0	3.2	11.4	5.7	6.3

Cash Rent

Expiring cash rent per Kilowatt	$306	$328	$136	$143	—	—	$230	$216
Renewed cash rent per Kilowatt	$301	$328	$127	$145	—	—	$224	$217

% Change Cash Rent Per Kilowatt	(1.6%)	(0.1%)	(6.5%)	1.6%	—	—	(2.8%)	0.6%

Expiring cash rent per NRSF	$297	$272	$134	$153	$16	$31	$190	$154
Renewed cash rent per NRSF	$292	$271	$125	$155	$16	$31	$184	$155

% Change Cash Rent Per NRSF	(1.6%)	(0.1%)	(6.5%)	1.6%	0.6%	1.7%	(2.8%)	0.6%

GAAP Rent

Expiring GAAP rent per Kilowatt	$303	$325	$117	$136	—	—	$221	$210
Renewed GAAP rent per Kilowatt	$328	$340	$121	$144	—	—	$236	$221

% Change GAAP Rent Per Kilowatt	8.3%	4.8%	3.5%	5.9%	—	—	7.1%	5.2%

Expiring GAAP rent per NRSF	$294	$269	$115	$145	$15	$29	$182	$149
Renewed GAAP rent per NRSF	$319	$282	$119	$154	$16	$35	$195	$159

% Change GAAP Rent Per NRSF	8.3%	4.8%	3.5%	5.9%	7.6%	20.9%	7.2%	6.1%

Retention ratio (5)	86.5%	80.8%	94.8%	72.2%	76.6%	78.1%	87.4%	76.5%

Churn (6)	2.0%	7.0%	0.2%	6.0%	0.6%	4.6%	0.8%	5.6%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP. The number of leases represents the leased-unit count; a lease may include multiple units.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2020

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,615,376	—	—	—	—	—	—	—	—
Month to Month (3)	144,216	$35,171	1.3%	$244	$244	$35,171	7,343	$399	$399
2020	767,737	211,379	7.5%	275	275	211,427	56,365	313	313
2021	1,611,214	394,943	14.0%	245	245	395,506	116,631	282	283
2022	571,324	125,085	4.4%	219	223	127,384	40,369	258	263
2023	438,531	80,237	2.9%	183	188	82,597	29,661	225	232
2024	354,398	54,083	1.9%	153	161	57,008	24,455	184	194
2025	347,586	47,986	1.7%	138	144	49,890	24,038	166	173
2026	72,407	11,874	0.4%	164	174	12,573	5,578	177	188
2027	133,274	13,989	0.5%	105	117	15,607	7,088	164	184
2028	53,572	4,439	0.2%	83	102	5,466	2,069	179	220
2029	34,522	3,852	0.1%	112	132	4,545	2,235	144	169
Thereafter	211,302	7,672	0.3%	36	41	8,569	2,962	216	241

Total / Wtd. Avg.	6,355,459	$990,711	35.2%	$209	$212	$1,005,745	318,794	$259	$263

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,604,320	—	—	—	—	—	—	—	—
Month to Month (3)	98,142	$9,681	0.3%	$99	$99	$9,681	8,888	$91	$91
2020	525,441	77,514	2.8%	148	148	77,514	48,716	133	133
2021	1,307,785	198,096	7.0%	151	154	201,287	112,393	147	149
2022	1,745,022	270,280	9.6%	155	159	278,052	162,821	138	142
2023	1,343,951	177,510	6.3%	132	138	185,389	113,241	131	136
2024	1,275,054	185,520	6.6%	145	157	200,576	118,635	130	141
2025	1,289,277	172,212	6.1%	134	145	186,807	113,448	126	137
2026	896,109	118,235	4.2%	132	152	135,933	85,900	115	132
2027	280,239	45,933	1.6%	164	192	53,758	28,165	136	159
2028	234,673	27,109	1.0%	116	134	31,465	21,513	105	122
2029	503,994	56,678	2.0%	112	132	66,402	58,515	81	95
Thereafter	1,635,380	174,745	6.2%	107	136	222,210	159,099	92	116

Total / Wtd. Avg.	12,739,389	$1,513,512	53.8%	$136	$148	$1,649,074	1,031,332	$122	$133

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,424,393	—	—	—	—	—	—	—	—
Month to Month (3)	43,141	$4,162	0.1%	$96	$94	$4,069	—	—	—
2020	295,403	8,814	0.3%	30	30	8,806	—	—	—
2021	1,257,787	35,907	1.3%	29	29	36,266	—	—	—
2022	1,016,279	24,458	0.9%	24	24	24,086	—	—	—
2023	750,738	19,871	0.7%	26	28	21,127	—	—	—
2024	942,283	37,336	1.3%	40	43	40,093	—	—	—
2025	990,308	40,525	1.4%	41	46	45,172	—	—	—
2026	368,131	15,517	0.6%	42	48	17,535	—	—	—
2027	347,368	13,160	0.5%	38	45	15,675	—	—	—
2028	225,307	11,071	0.4%	49	59	13,361	—	—	—
2029	564,720	20,698	0.7%	37	46	25,796	—	—	—
Thereafter	2,904,707	76,792	2.7%	26	35	102,963	—	—	—

Total / Wtd. Avg.	11,130,565	$308,311	11.0%	$32	$37	$354,949	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	4,644,089	—	—	—	—	—	—	—	—
Month to Month (3)	285,499	$49,013	1.7%	$172	$171	$48,921	—	—	—
2020	1,588,581	297,706	10.6%	187	187	297,747	—	—	—
2021	4,176,787	628,946	22.4%	151	152	633,060	—	—	—
2022	3,332,625	419,824	14.9%	126	129	429,523	—	—	—
2023	2,533,220	277,618	9.9%	110	114	289,113	—	—	—
2024	2,571,735	276,939	9.8%	108	116	297,677	—	—	—
2025	2,627,171	260,723	9.3%	99	107	281,868	—	—	—
2026	1,336,647	145,625	5.2%	109	124	166,041	—	—	—
2027	760,881	73,082	2.6%	96	112	85,041	—	—	—
2028	513,552	42,619	1.5%	83	98	50,293	—	—	—
2029	1,103,237	81,229	2.9%	74	88	96,742	—	—	—
Thereafter	4,751,389	259,209	9.2%	55	70	333,742	—	—	—

Total / Wtd. Avg.	30,225,412	$2,812,534	100.0%	$110	$118	$3,009,768	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2020, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2020

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	48	$276,016	8.8%	8.2
2	IBM	39	156,195	5.0%	3.3
3	Facebook, Inc.	17	139,243	4.4%	4.6
4	Equinix	23	91,155	2.9%	8.9
5	Oracle America, Inc.	28	88,950	2.8%	2.2
6	Fortune 25 Investment Grade-Rated Company	27	81,131	2.6%	3.2
7	LinkedIn Corporation	8	67,530	2.1%	4.4
8	Cyxtera Technologies, Inc.	19	66,431	2.1%	11.5
9	Fortune 500 SaaS Provider	15	63,985	2.0%	5.4
10	Global Cloud Provider	43	63,671	2.0%	1.8
11	Rackspace	16	57,357	1.8%	9.3
12	CenturyLink, Inc.	127	56,193	1.8%	5.4
13	Verizon	101	45,563	1.4%	3.5
14	Fortune 25-Tech Company	35	42,829	1.4%	3.0
15	Comcast Corporation	26	40,632	1.3%	5.5
16	JPMorgan Chase & Co.	16	38,511	1.2%	3.1
17	AT&T	73	36,530	1.2%	1.7
18	DXC Technology Company	15	33,499	1.1%	3.1
19	Zayo	116	31,895	1.0%	6.2
20	China Telecommunications Corporation	26	30,130	1.0%	3.8
	Total / Weighted Average		$1,507,448	47.9%	6.2

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and Interconnection revenue under existing leases as of June 30, 2020, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2020

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Jun-20	31-Mar-20	IT Load (6)	Count
North America

Northern Virginia	5,377,470	677,390	81,195	$544,892	93.8%	93.1%	410.4	23
Chicago	3,044,469	382,892	148,101	290,229	86.3%	86.5%	162.7	10
New York	2,080,890	235,054	100,808	210,353	82.8%	82.2%	51.0	12
Silicon Valley	2,251,021	65,594	—	202,862	95.4%	95.2%	105.5	20
Dallas	3,478,083	181,215	49,646	197,928	81.3%	82.1%	95.2	21
Phoenix	795,687	—	227,274	71,506	72.5%	70.6%	42.5	3
San Francisco	787,329	61,210	—	62,118	73.0%	73.1%	27.9	4
Atlanta	525,414	—	313,581	50,070	94.0%	93.7%	7.1	4
Los Angeles	818,479	—	—	45,048	87.4%	87.6%	13.8	4
Seattle	400,369	—	—	38,643	89.5%	94.3%	19.5	1
Toronto, Canada	276,827	539,182	—	24,287	87.1%	92.8%	19.8	2
Boston	467,519	—	50,649	22,202	55.1%	55.2%	19.0	4
Houston	392,816	—	13,969	18,416	81.8%	81.8%	12.6	6
Austin	85,688	—	—	9,119	65.0%	65.0%	4.3	1
Miami	226,314	—	—	8,081	89.3%	89.0%	1.3	2
Portland	50,907	550,529	—	6,626	92.1%	91.5%	4.5	2
Minneapolis/St. Paul	328,765	—	—	5,957	100.0%	100.0%	—	1
Charlotte	95,499	—	—	4,752	89.1%	89.2%	1.5	3
North America Total/Weighted Average	21,483,545	2,693,066	985,223	$1,813,089	86.7%	86.7%	998.5	123

Europe

London, England	1,693,175	85,722	97,704	$241,120	81.6%	86.8%	113.6	19
Frankfurt, Germany	1,210,766	401,209	—	163,195	89.0%	84.2%	85.6	20
Amsterdam, Netherlands (7)	1,483,122	119,480	95,262	133,580	63.6%	64.1%	105.6	18
Paris, France	658,681	376,263	—	68,846	85.4%	100.0%	35.4	12
Vienna, Austria	336,594	—	—	42,540	73.9%	N/A	25.6	2
Dublin, Ireland	411,714	—	64,750	42,289	67.3%	65.0%	22.1	8
Madrid, Spain	244,420	—	—	32,032	78.8%	N/A	11.8	3
Marseille, France	225,082	117,990	—	21,430	63.7%	N/A	15.3	3
Brussels, Belgium	133,564	—	—	20,409	67.5%	N/A	8.5	2
Zurich, Switzerland	147,455	395,609	—	19,994	64.6%	N/A	4.9	2
Stockholm, Sweden	155,557	89,308	—	19,068	79.5%	N/A	11.5	6
Copenhagen, Denmark	160,680	13,293	—	16,098	78.2%	N/A	8.6	2
Dusseldorf, Germany	90,541	15,550	—	15,208	81.4%	N/A	4.3	2
Geneva, Switzerland	59,190	—	—	1,806	100.0%	100.0%	—	1
Manchester, England	38,016	—	—	1,733	100.0%	100.0%	—	1
Europe Total/Weighted Average	7,048,558	1,614,424	257,716	$839,349	77.1%	81.2%	452.7	101

Asia Pacific

Singapore	540,638	344,826	—	$83,966	90.9%	88.9%	37.3	3
Sydney, Australia	226,697	87,660	—	21,892	72.8%	72.8%	14.9	3
Melbourne, Australia	146,570	—	—	18,942	85.9%	85.8%	9.6	2
Tokyo, Japan	—	406,664	—	—	—	N/A	—	1
Osaka, Japan	—	193,535	—	—	—	N/A	—	1
Seoul, South Korea	—	162,260	—	—	—	N/A	—	1
Asia Pacific Total/Weighted Average	913,905	1,194,945	—	$124,800	85.6%	84.4%	61.7	11

Africa

Mombasa, Kenya	12,449	—	—	$859	51.4%	N/A	—	1
Nairobi, Kenya	10,276	—	—	671	40.8%	N/A	—	1
Africa Total/Weighted Average	22,725	—	—	$1,529	46.6%	N/A	—	2

Non-Data Center Properties	263,668	—	—	$1,248	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	29,732,402	5,502,435	1,242,939	$2,780,016	84.5%	86.1%	1,513.0	237

Held For Sale	29,986	—	—	$1,539	100.0%	100.0%	—	1

Managed Unconsolidated Joint Ventures

Northern Virginia	1,250,419	—	—	$92,512	100.0%	100.0%	75.2	7
Hong Kong	182,488	—	3,812	19,017	85.5%	85.4%	11.0	1
Silicon Valley	326,305	—	—	13,522	100.0%	100.0%	—	4
Dallas	319,876	—	—	5,555	82.4%	82.4%	—	3
New York	108,336	—	—	3,460	100.0%	100.0%	3.4	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,187,424	—	3,812	$134,065	96.2%	96.2%	89.6	16

Managed Portfolio Total/Weighted Average	31,919,826	5,502,435	1,246,751	$2,914,081	85.3%	86.9%	1,602.5	253

Digital Realty Share Total/Weighted Average (8)	30,225,412	5,502,432	1,244,845	$2,812,534	84.6%	86.3%	1,534.2

Non-Managed Unconsolidated Joint Ventures

Sao Paulo, Brazil	770,077	276,910	306,492	92,145	96.1%	95.2%	62.7	15
Tokyo, Japan	892,667	—	—	64,853	87.8%	87.8%	15.5	2
Osaka, Japan	214,526	86,686	30,874	36,170	82.9%	82.7%	21.6	2
Fortaleza, Brazil	94,205	—	—	7,745	100.0%	100.0%	6.0	1
Seattle	51,000	—	—	7,562	100.0%	100.0%	9.0	1
Rio De Janeiro, Brazil	72,442	—	26,781	7,342	100.0%	100.0%	6.0	2
Queretaro, Mexico	—	108,178	376,202	—	—	N/A	—	2
Santiago, Chile	—	46,235	247,148	—	—	N/A	—	2
Non-Managed Portfolio Total/Weighted Average	2,094,917	518,009	987,497	$215,818	91.6%	91.2%	120.8	27

Portfolio Total/Weighted Average	34,014,743	6,020,444	2,234,248	$3,129,898	85.7%	87.2%	1,723.3	280

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2020, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Region has a held-for-sale property.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2020

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Chicago (5)	1	382,892	$134,434	$12,308	$146,742	—	—	—	—	—	—	—	—		1	382,892	$134,434	$12,308	$146,742
Dallas	1	115,060	61	9,070	9,132	1	66,155	6,000	$27,364	$15,883	43,246	33.3%	4Q20		2	181,215	27,425	24,953	52,378
New York (5)	2	153,337	42,892	84,670	127,561	2	81,717	4,800	8,650	119,345	127,995	100.0%	1Q22		3	235,054	51,541	204,015	255,556
Northern Virginia	—	—	—	—	—	2	677,390	54,000	213,253	195,662	408,915	100.0%	4Q20		2	677,390	213,253	195,662	408,915
Portland	1	285,037	68,915	9,455	78,370	1	265,493	24,000	175,779	74,600	250,378	100.0%	4Q20		1	550,529	244,693	84,055	328,748
San Francisco	—	—	—	—	—	1	61,210	6,000	61,540	18,078	79,618	100.0%	3Q20		1	61,210	61,540	18,078	79,618
Silicon Valley (5)	1	65,594	21,302	18,623	39,925	—	—	—	—	—	—	—	—		1	65,594	21,302	18,623	39,925
Toronto	1	452,102	54,136	3,671	57,807	1	87,080	10,000	62,017	52,163	114,180	—	1Q21		1	539,182	116,153	55,833	171,987
North America	7	1,454,021	$321,739	$137,797	$459,536	8	1,239,045	104,800	$548,603	$475,730	$1,024,333	86.6%		7.9%	12	2,693,066	$870,342	$613,527	$1,483,869

Amsterdam, Netherlands	—	—	—	—	—	2	119,480	9,200	$58,770	$59,808	$118,578	—	4Q20		2	119,480	$58,770	$59,808	$118,578
Copenhagen, Denmark	—	—	—	—	—	1	13,293	1,150	34	10,751	10,785	—	1Q21		1	13,293	34	10,751	10,785
Dusseldorf, Germany	—	—	—	—	—	1	15,550	550	1,011	4,606	5,617	—	3Q20		1	15,550	1,011	4,606	5,617
Frankfurt, Germany	—	—	—	—	—	3	401,209	33,210	191,894	183,733	375,626	46.1%	2Q21		3	401,209	191,894	183,733	375,626
London, United Kingdom	1	64,274	$17,855	—	$17,855	1	21,448	1,434	23,089	399	23,488	—	3Q20		1	85,722	40,944	399	41,343
Marseille, France	1	80,284	31,481	7,966	39,447	1	37,706	5,250	54,347	4,841	59,188	72.4%	3Q20		1	117,990	85,828	12,807	98,635
Paris, France	2	234,775	22,114	116,693	138,807	2	141,488	12,400	20,178	136,057	156,235	48.4%	1Q21		2	376,263	42,292	252,750	295,042
Stockholm, Sweden	1	49,616	4,289	4,826	9,115	1	39,692	2,325	18,291	5,510	23,801	—	3Q20		1	89,308	22,580	10,335	32,916
Zurich, Switzerland	1	258,334	30,556	137,504	168,061	1	137,275	12,000	105,150	62,349	167,499	41.7%	3Q20		2	395,609	135,707	199,853	335,560
Europe	6	687,282	$106,296	$266,988	$373,284	13	927,142	77,519	$472,763	$468,053	$940,817	38.8%		13.0%	14	1,614,424	$579,059	$735,041	$1,314,101

Osaka, Japan	1	128,962	$18,868	$33,739	$52,607	1	64,573	7,000	$18,845	$106,643	$125,488	—	2Q21		1	193,535	37,712	140,382	178,095
Seoul, South Korea	1	81,130	11,899	28,533	40,432	1	81,130	6,000	18,461	69,882	88,343	—	4Q21		1	162,260	30,360	98,415	128,775
Singapore	1	137,932	19,785	31,951	51,736	1	206,894	22,500	57,276	114,822	172,098	46.7%	1Q21		1	344,826	77,061	146,773	223,834
Sydney, Australia	1	87,660	37,965	5,809	43,774	—	—	—	—	—	—	—	—		1	87,660	37,965	5,809	43,774
Tokyo, Japan	1	338,887	32,237	97,570	129,807	1	67,777	6,000	8,687	96,225	104,912	—	3Q21		1	406,664	40,924	193,795	234,719
Asia Pacific	5	774,570	120,754	197,602	318,356	4	420,375	41,500	103,269	387,572	$490,841	25.3%		10.4%	5	1,194,945	$224,023	$585,174	$809,197

Total	18	2,915,873	$548,789	$602,387	$1,151,176	25	2,586,562	223,819	$1,124,635	$1,331,356	$2,455,991	58.7%		10.4%	31	5,502,435	$1,673,424	$1,933,743	$3,607,167

(1)	Represents costs incurred through June 30, 2020.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	100% pre-leased as Base Building in Chicago, Silicon Valley, and one location in New York.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2020

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	185.7	$175,209	—	$175,209
Development Construction in Progress
Land - Current Development (1)	N/A	780.2	$590,680	—	$590,680
Space Held for Development (1)	1,242,939	N/A	214,861	—	214,861	$172
Base Building Construction (2)	2,915,873	N/A	548,789	$602,387	1,151,176	320
Data Center Construction	2,586,562	N/A	1,124,635	1,331,356	2,455,991	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	13,360	—	13,360
Campus, Tenant Improvements & Other (4)	N/A	N/A	21,999	25,577	47,576
Total Development Construction in Progress	6,745,374	780.2	$2,514,324	$1,959,320	$4,473,644

Enhancement & Other			$1,050	$2,102	$3,152
Recurring			9,210	11,953	21,163
Total Construction in Progress		965.9	$2,699,793	$1,973,375	$4,673,168

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of June 30, 2020 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through June 30, 2020. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2020

	Three Months Ended					Six Months Ended
	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	30-Jun-20	30-Jun-19

Non-Recurring Capital Expenditures (1)

Development	$413,443	$320,093	$233,848	$274,752	$329,601	$733,536	$657,618

Enhancements and Other Non-Recurring	94	28	790	195	1,185	122	2,264

Total Non-Recurring Capital Expenditures	$413,537	$320,121	$234,638	$274,947	$330,786	$733,658	$659,882

Recurring Capital Expenditures (2)	$38,796	$34,677	$54,731	$48,408	$39,515	$73,473	$77,574

Total Direct Capital Expenditures	$452,333	$354,798	$289,369	$323,355	$370,301	$807,131	$737,456

Indirect Capital Expenditures

Capitalized Interest	$13,133	$9,942	$9,877	$9,936	$9,493	$23,075	$20,390

Capitalized Overhead	12,124	12,555	11,884	11,910	11,511	24,679	22,725

Total Indirect Capital Expenditures	$25,257	$22,497	$21,761	$21,846	$21,004	$47,754	$43,115

Total Improvements to and Advances for Investment in Real Estate	$477,590	$377,295	$311,130	$345,201	$391,305	$854,885	$780,571

Consolidated Portfolio Net Rentable Square Feet (3)	30,225,412	25,992,054	25,341,641	25,504,614	27,088,816	30,225,412	27,088,816

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2020

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	148,101	52,195
Dallas	3	116.3	33,063	—	3	49,646	3,983
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$21,726	6	100,808	17,034
Northern Virginia	12	671.7	24,380	407,030	4	81,195	2,128
Phoenix	2	56.5	—	16,226	1	227,274	18,026
Portland	1	23.4	—	28,181	—	—	—
Silicon Valley	1	13.0	—	62,548	—	—	—
North America	21	903.7	$82,690	$535,712	23	985,223	$145,336

Amsterdam, Netherlands	1	4.4	$22,019	—	2	95,262	$35,574
Copenhagen, Denmark	1	11.4	10,672	—	—	—	—
Dublin, Ireland	3	7.0	6,827	—	1	64,750	4,791
Frankfurt, Germany	1	1.4	—	$10,314	—	—	—
London, United Kingdom	1	6.7	15,929	—	3	97,704	29,160
Madrid, Spain	1	3.6	37,072	—	—	—	—
Paris, France	3	12.6	—	24,181	—	—	—
Europe	11	47.1	$92,519	$34,495	6	257,716	$69,525

Melbourne, Australia	1	4.1	—	$3,696	—	—	—
Osaka, Japan	1	7.5	—	6,180	—	—	—
Sydney, Australia	1	3.5	—	10,598	—	—	—
Asia Pacific	3	15.1	—	20,474	—	—	—

Consolidated Portfolio	35	965.9	$175,209	$590,680	29	1,242,939	$214,861

Hong Kong	—	—	—	—	1	3,812	—
Subtotal JV (3)	—	—	—	—	1	3,812	—

Total	35	965.9	$175,209	$590,680	30	1,246,751	$214,861

(1)	Represents buildings acquired to support ground-up development.
(2)	Represents costs incurred through June 30, 2020. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
(3)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For Hong Kong, Digital Realty’s ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2020

Closed Acquisitions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
Calle de Alfonso Gómez, Madrid, Spain	Land bank	Madrid	6/12/2020	$36,630	—	—	—	—	—
Total	—	—	—	$36,630	—	—	—	—	—

Closed Dispositions:

Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture Contributions:

Net
				Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Rate	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	(2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.

Unconsolidated Joint Ventures (“JVs”)	Financial Supplement
Dollars in Thousands	Second Quarter 2020

Summary Balance Sheet -	As of June 30, 2020
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$562,582	$48,513	$184,576	$620,827	$772,516	$429,846	$126,776	$27,337	$2,772,973
Accumulated depreciation & amortization	(57,894)	(4,927)	(38,573)	(27,082)	(27,378)	(65,475)	(18,761)	(7,523)	(247,613)
Net Book Value of Operating Real Estate	$504,688	$43,586	$146,003	$593,745	$745,138	$364,371	$108,015	$19,814	$2,525,360
Other assets	1,241,121	9,749	44,848	214,791	275,249	53,249	13,313	5,192	1,857,512
Total Assets	$1,745,809	$53,335	$190,851	$808,536	$1,020,387	$417,620	$121,328	$25,006	$4,382,872

Debt	695,000	48,000	—	232,552	—	211,060	102,004	4,175	1,292,791
Other liabilities	114,580	366	8,936	107,994	24,225	69,876	2,529	552	329,058
Equity / (deficit)	936,229	4,969	181,915	467,990	996,162	136,684	16,795	20,279	2,761,023
Total Liabilities and Equity	$1,745,809	$53,335	$190,851	$808,536	$1,020,387	$417,620	$121,328	$25,006	$4,382,872

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$354,450	$24,000	—	$116,276	—	$42,212	$20,401	$710	$558,049

Summary Statement of Operations -	Three Months Ended June 30, 2020
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Total revenues	$37,494	$2,464	$6,264	$33,485	$27,175	$10,582	$5,245	$2,648	$125,357
Operating expenses	(14,705)	(645)	(2,423)	(18,774)	(10,670)	(2,440)	(1,732)	(1,922)	(53,311)
Net Operating Income (NOI)	$22,789	$1,819	$3,841	$14,711	$16,505	$8,142	$3,513	$726	$72,046

Straight-line rent	—	—	(143)	(197)	(1,135)	(82)	271	—	(1,286)
Above and below market rent	—	—	—	—	214	(822)	495	—	(113)
Cash Net Operating Income (NOI)	$22,789	$1,819	$3,698	$14,514	$15,584	$7,238	$4,279	$726	$70,647

Interest expense	($10,723)	($531)	—	($924)	($13)	($2,540)	($834)	($633)	($16,198)
Depreciation & amortization	(17,869)	(189)	(2,258)	(4,272)	(18,053)	(3,076)	(1,634)	(571)	(47,922)
Other income / (expense)	(136)	—	(182)	(1,642)	(1,247)	(35)	(225)	(65)	(3,532)
FX remeasurement	(35,943)	—	—	—	—	—	—	—	(35,943)
Total Non-Operating Expenses	($64,671)	($720)	($2,440)	($6,838)	($19,313)	($5,651)	($2,693)	($1,269)	($103,595)

Net Income / (Loss)	($41,882)	$1,099	$1,401	$7,873	($2,808)	$2,491	$820	($543)	($31,549)

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$11,622	$910	$1,921	$7,356	$3,301	$1,628	$703	$123	$27,564

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$11,622	$910	$1,849	$7,257	$3,117	$1,448	$856	$123	$27,182

Digital Realty's Earnings income (loss) from unconsolidated joint ventures	($15,925)	$550	701	$6,125	($562)	$893	$678	($92)	($7,632)

Digital Realty's Pro Rata Share of CFFO (4)	$11,519	$645	$1,830	$8,261	$3,049	$1,508	$1,005	$5	$27,822

Digital Realty's Fee Income from Joint Ventures	—	—	$414	$1,149	$999	$504	$535	—	$3,601

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	For a definition of Core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2020

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19

Net Income Available to Common Stockholders	$53,676	$202,859	$315,577	$49,827	$31,738
Interest	79,874	85,800	80,880	84,574	86,051
Loss from early extinguishment of debt	—	632	—	5,366	20,905
Income tax (benefit) expense	11,490	7,182	(1,731)	4,826	4,634
Depreciation & amortization	349,165	291,457	275,008	286,718	290,562
EBITDA	$494,205	$587,930	$669,734	$431,311	$433,890
Unconsolidated JV real estate related depreciation & amortization	17,123	19,923	21,631	13,612	13,623
Unconsolidated JV interest expense and tax expense	9,203	9,944	13,553	10,816	10,277
Severance, equity acceleration, and legal expenses	3,642	1,272	1,130	123	665
Transaction and integration expenses	15,618	56,801	17,106	4,115	4,210
(Gain) on sale / deconsolidation	—	(304,801)	(267,651)	—	—
Other non-core adjustments, net	(3,404)	85,185	(13,886)	6,436	(13,476)
Non-controlling interests	1,147	4,684	13,042	1,077	1,156
Preferred stock dividends, including undeclared dividends	21,155	21,155	20,707	16,670	16,670
Issuance costs associated with redeemed preferred stock	—	—	—	—	11,760
Adjusted EBITDA	$558,690	$482,093	$475,366	$484,160	$478,775

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19

Total GAAP interest expense	$79,874	$85,800	$80,880	$84,574	$86,051
Capitalized interest	13,133	10,480	9,877	9,936	9,493
Change in accrued interest and other non-cash amounts	(38,478)	24,321	(30,564)	8,490	(20,656)
Cash Interest Expense (2)	$54,529	$120,601	$60,193	$103,000	$74,888

Scheduled debt principal payments	57	125	210	163	159
Preferred dividends	21,155	21,155	20,707	16,670	16,670
Total Fixed Charges (3)	$114,219	$117,560	$111,674	$111,343	$112,373

Coverage
Interest coverage ratio (4)	5.6x	4.6x	4.7x	4.7x	4.6x
Cash interest coverage ratio (5)	9.1x	3.7x	6.7x	4.3x	5.8x
Fixed charge coverage ratio (6)	4.6x	3.8x	3.9x	4.0x	4.0x
Cash fixed charge coverage ratio (7)	6.8x	3.2x	5.2x	3.8x	4.8x

Leverage
Debt to total enterprise value (8) (9)	23.3%	23.8%	26.9%	27.1%	28.8%
Debt plus preferred stock to total enterprise value (10)	26.0%	26.6%	30.8%	29.9%	31.8%
Pre-tax income to interest expense (11)	2.0x	3.7x	5.3x	1.8x	1.7x
Net Debt to Adjusted EBITDA (12)	5.7x	6.6x	5.7x	6.0x	6.0x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty’s share of joint venture debt, less cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2020

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2020

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the Quarter Ended June 30, 2020, GAAP interest expense was $80 million, capitalized interest was $13 million and scheduled debt principal payments and preferred dividends was $21 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-20	31-Mar-20	30-Jun-19	30-Jun-20	30-Jun-19

Operating income	$152,811	$100,049	$148,972	$252,861	$290,514

Fee income	(4,353)	(2,452)	(925)	(6,805)	(2,845)
Other income	(967)	(813)	(486)	(1,780)	(1,051)
Depreciation and amortization	349,165	291,457	290,562	640,622	602,048
General and administrative	90,649	62,266	52,318	152,915	104,294
Severance, equity acceleration, and legal expenses	3,642	1,272	665	4,914	2,148
Transaction expenses	15,618	56,801	4,210	72,419	6,704
Impairment in investments in real estate	—	—	—	—	5,351
Other expenses	22	114	7,115	136	12,037

Net Operating Income	$606,587	$508,694	$502,431	$1,115,282	$1,019,200

Cash Net Operating Income (Cash NOI)

Net Operating Income	$606,587	$508,694	$502,431	$1,115,282	$1,019,200

Straight-line rental revenue	(10,713)	(13,392)	(14,978)	(24,105)	(29,536)
Straight-line rental expense	7,296	1,496	397	8,791	1,573
Above- and below-market rent amortization	3,794	3,294	3,954	7,087	10,163

Cash Net Operating Income	$606,964	$500,092	$491,804	$1,107,055	$1,001,400

Forward-Looking Statements	Financial Supplement
Second Quarter 2020

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our expected investment and expansion activity, COVID-19, the expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2020 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2020 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2019, our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.